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                                                                   EXHIBIT 10.19

                                      LEASE


         FULCRUM PROPERTIES, L.P. ("Landlord") and FULCRUM DIRECT, INC. ("Tenant") agree:

         1. Definitions. As used in this Lease the following terms have the following respective meanings:

         "Annual Rent" means, for the Lease Year beginning on the Beginning Date, $5.75 per Building Square Foot and, for each subsequent Lease Year, $5.75 per Building Square Foot multiplied by lesser of (I) the PPI Increase, if any, or (ii) 1.03.

         "Beginning Date" means December 20, 1995.


         "Building" means the building, initially of approximately 79,200 square feet, to be constructed on the Premises.

         "Building Square Foot" means a square foot of the area of the Building for which a certificate of occupancy has been issued.

         "End Date" means December 19, 2005.

         "Lease Term" means the period from the Beginning Date to the End Date.

         "Lease Year" means the period from and including each December 20 to and including the next December 19.

         "PPI" means the Producer Price Index (Intermediate Materials, Supplies and Components)(1984=100) published by the Bureau of Labor Statistics of the United States Department of Labor, or any successor index, or, if such index or successor is no longer published, such other wholesale price index as Landlord may reasonably designate by notice to Tenant.

         "PPI Increase" means, with respect to each Lease Year, the quotient obtained by dividing the average PPI for the twelve calendar months immediately preceding the beginning of such Lease Year for which the PPI has been published by the average PPI for the next preceding twelve calendar months; provided that if such quotient is less than one, the PPI Increase for such Lease Year will be one.

         "Premises" means the land in Sandoval County, New Mexico more particularly described on Exhibit A.

         "Quarterly Installments" means payments, to be made on each March 20, June 20, September 20 and December 20, equal to one quarter of the then applicable Annual
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Rent, with appropriate adjustments made for changes in the number of Building
Square Feet during the relevant period.

Other terms are defined throughout this Lease.

         2. Lease and Use. Landlord leases the premises to Tenant and Tenant leases the Premises from Landlord for one Lease Term, unless sooner terminated or extended, to be occupied and used by Tenant only for general administrative and sales offices and warehouse purposes. Tenant will not use the Premises or permit anything to be done in or about the premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may be erected or promulgated after the date of this Lease, including without limitation environmental laws and regulations, or any covenants, conditions or restrictions now or hereafter affecting the Premises. Tenant will, at the sole cost of Tenant, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may be in force after the date of this Lease, including without limitation environmental laws and regulations, and with the requirements of any board of fire insurance underwriters or other similar bodies now or constituted after the date of this Lease relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by the improvements or acts of Tenant, or any covenants, conditions or restrictions now or hereafter affecting the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement will be conclusive of the fact as between Landlord and Tenant. Tenant will not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor will Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant will not commit or suffer to be committed any waste in or upon the Premises.

         3. Rent. Tenant will pay to Landlord at the address of Landlord as provided on the signature page, or to such other person or such other address designated by notice sent to Tenant from Landlord, the Annual Rent in the Quarterly Installments without deduction, setoff, prior notice or demand. The first Quarterly Installment will be paid on the Beginning Date. No dispute between Landlord and Tenant as to the obligations of Landlord or Tenant as provided in this Lease will excuse the payment of rent or the faithful performance of the other conditions of this Lease by Landlord or Tenant.

         4. Real Property Taxes. Tenant will, promptly upon Landlord's demand, reimburse Landlord for all real property taxes on the Premises. As used in this Section, "real property taxes" means any form of assessment (both general and special), levy, penalty or tax (other than estate or inheritance tax) or payment in lieu of taxes imposed by any authority having direct or indirect power to tax any legal or equitable interest of Landlord in the Premises, by statute, ordinance, contract or otherwise, including tax on rent (other than income tax) instead of or in addition to normal real property taxes or assessments.

         5. Personal Property Taxes. Tenant will pay before delinquency all taxes, assessments, license fees and other charges or payments in lieu of taxes (collectively, "taxes")



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that are levied and assessed against the personal property installed or located in or on the Premises and that become payable during the Lease Term. On demand by Landlord, Tenant will furnish Landlord with satisfactory evidence of these payments. If any taxes on the personal property are levied against Landlord or the Building, or if the assessed value of the Building and other improvements on the Premises is increased by the inclusion of a value placed on the personal property, and if Landlord pays the taxes on any of these items or the taxes based on the increased assessment of these items, Tenant, on demand, will within ten days reimburse Landlord for the sum of the taxes levied against Landlord or the proportion of the taxes resulting from the increase in the assessment of Landlord.

         6. Utilities. Tenant will pay all charges, including without limitation meter charges and deposits, incurred for any utility services provided to the Premises. Tenant will pay all utility charges within ten days of receipt.

         7. Repairs and Maintenance. Tenant will, at the sole cost and expense of Tenant, keep in good repair and condition the interior and exterior of the Building and the rest of the Premises. The repair obligation of Tenant will extend to the entire Premises, including but not limited to the roof, interior and exterior walls, gutters, glass, heating, ventilation and air conditioning systems, plumbing, pipes, fixtures and other equipment of or related to the Building and all grounds, landscaping, and parking area. Landlord and its agents and representatives will have the right to enter and inspect the Premises at any time during reasonable business hours, for the purpose of ascertaining the condition of the Premises or in order to make such repairs, additions or alterations as may be required to be made by Tenant or Landlord as provided in this Lease. If such repairs, additions or alterations are required to be made by Tenant but are made by Landlord, Tenant will reimburse Landlord for the cost of the same, promptly upon Landlord's demand. At the end or termination of this Lease, Tenant will deliver up the Premises, with all improvements, in good repair and condition, and will deliver all keys to Landlord.

         8. Alterations. Tenant will not make or suffer to be made any alterations in or additions to the Premises unless Tenant has obtained the advance written permission of Landlord. The permission, if given, will be subject to the express condition that no liens of mechanics, materialmen, suppliers, laborers, architects, artisans, contractors, subcontractors, or any other lien of any kind will be created or imposed upon the Premises, or any part. Tenant, if requested by Landlord, will furnish Landlord with plans and specifications, names and addresses of contractors, copies of contracts, necessary permits and indemnification in form and amount satisfactory to Landlord and waivers of lien against any and all claims, costs, damages, liabilities and expenses which may arise in connection with the alterations or additions. Whether or not Tenant furnishes Landlord the foregoing, Tenant will indemnify and hold Landlord harmless from any and all claims, expenses (including lawyers' fees), demands and liabilities which may arise out of or be connected in any way with the alterations or additions. Before beginning any work in connection with alterations or additions, Tenant, if requested by Landlord, will furnish Landlord with certificates of insurance from all contractors performing labor or furnishing materials insuring Landlord against any and all liabilities which may arise out of or be connected in any way with the additions or alterations. Tenant will pay the cost of the alterations and additions and the cost of decorating the Premises occasioned by the alterations and additions. Upon completing any alterations or additions, Tenant, if requested by Landlord, will furnish


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Landlord with affidavits from contractors and full and final waivers of lien and receipted bills covering all labor and material exceeded arc used. All alterations and additions will comply with al' insurance requirements and with all relevant laws, ordinances or regulations of municipalities, counties or state departments and agencies. All alterations and additions will be constructed in a good workmanlike manner, and only good grades of materials will be used. All additions, excluding fixtures other than light fixtures and the trade fixtures and furniture of Tenant, will become the property of Landlord and will remain upon the Premises at the end or termination of this Lease without compensation credit to Tenant. All changes in partitions, doorways, wall and floor coverings and HVAC (heating, ventilating, and air conditioning) ducts and controls will be restored to their original condition at the cost of Tenant if Landlord so requests.

         9. Rights Reserved to Landlord. Landlord reserves the following rights:

              A. To have keys to the Building.

              B. To have access for repairs, alterations, additions and improvements to the Premises.

              C. To show the premises to prospective tenants or brokers during the last year of the Lease Term and to prospective purchasers at all reasonable times, provided prior notice is given to Tenant in each case and the use and occupancy by Tenant of the Premises will not be materially inconvenienced by any action of Landlord.

              D. To enter upon the Premises and exercise any or all of the rights reserved to Landlord as provided in this Lease without being deemed guilty of an eviction or disturbance of the use or possession of Tenant and without be in liable in any manner to Tenant.

         10. Landlord's Repairs. At all times, Landlord may make repairs, alterations or improvements at Tenant's expense in or to the Building, or any part, or the parking lot or the Premises, and during such operation may close entrances, doors, corridors, elevators and other facilities, and may have access to and open the ceilings, all without any liability to Tenant by reason of interference, inconvenience or annoyance. The work will be done in such a manner as to cause the least possible interference, inconvenience or annoyance to Tenant.

         11. Insurance, Liability and Indemnity. Tenant will, throughout the Lease Term, at the sole cost of Tenant, provide and keep in force with respectable insurance companies reasonably satisfactory to Landlord and to any mortgagee of Landlord: (1) a policy of comprehensive public liability insurance with a minimum of $1,000,000 bodily injury, $100,000 property damage and a combined single limit of $5,000,000, and (2) a policy of fire, theft, casualty and extended coverage insuring the replacement value of the Building and its contents. Tenant will furnish Landlord with insurance certificates for the insurance on or before the Beginning Date. The insurance certificates will name the Landlord and any mortgagee of Landlord as loss payees and additional insureds. Tenant will indemnify and hold harmless Landlord from all loss, damage, liability or expense, including lawyers' fees, resulting from any injury to any person or any loss of or damage to any property caused by or resulting from the negligent or willful act or omission of Tenant and its employees, agents, contractors, customers,



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guests, licensees or invitees or any event or condition, including without limitation, environmental contamination, occurring or commencing during the Lease Term with respect to the Premises which do not result from the action or inaction of Landlord, its employees, agents, contractors or representatives or from the condition of the Premises or the Building on the Beginning Date. Landlord and Tenant release each other, and their respective authorized representatives, from any claims for damage to any person or to the Premises and to the fixtures, personal property, improvements and alterations of either Landlord or Tenant in or on the Premises that are caused by or result from risks insured against under any insurance policies carried by Landlord or Tenant and in force at the time of the damage. Tenant will not do or commit, or permit to be done or committed, any act or thing which might cause any policy or policies of insurance written in connection with the Building to become void or suspended.

         12. Mortgagee Protection. Tenant will Give any mortgagee of the Premises, as to al or any portion of the Premises, by registered mail, a copy of any notice of default served upon Landlord, provided that before the notice Tenant has been notified in writing of the address of the mortgagee. Tenant will not exercise any remedies available by virtue of a default unless Landlord fails to cure the default within thirty days after receipt of notice of default or such additional time as may be reasonably necessary to cure the default in the case of a default incapable of being cured within thirty days. The mortgagee will have an additional thirty days within which to cure the default, or if the default cannot be cured within that time, then such additional time as may be necessary, if within the thirty days the mortgagee has begun and is diligently pursuing the remedies necessary to cure the default.

         13.  Damages or Destruction.

              A. If the Building is damaged by any casualty, then Landlord may, at the opt an of Landlord, either (1) repair the damage as soon as reasonably possible (but not before the receipt of the insurance proceeds by Landlord) at the cost of Landlord, in which event this Lease will continue in full force and effect, or (2) give written notice to Tenant within thirty days after the date of occurrence of the damage of the intention of Landlord to terminate this Lease, as of the date of the occurrence of the damage of the intention of Landlord elects to so terminate this Lease, this Lease will be terminated as of the date of the occurrence of the damage.

              B. If the Building is partially destroyed a. damaged and Landlord or Tenant make repairs as provided in this Lease, the rent payable for the period during which the damage and repair continues will be abated in proportion to the extent which the use of the Building by Tenant is impaired.

              C. Except for abatement of rent, if any, Tenant will have no claim against Landlord for any damage suffered by reason of the damage, repair or restoration.

              D. If, as a result of the negligent or willful act or omission of Tenant or its employees, agents, contractors, customers, guests, licensees or invitees, the Building is damaged or destroyed, no abatement or reduction in rent will occur whether Landlord may elect to restore or repair the Building or terminate this Lease, and Tenant will continue to pay all rent



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due until the End date. Tenant will pay for the restoration or repair not covered by insurance within thirty days or written demand for the payment.

         14.  Eminent Domain.

              A. If the Premises are taken, damaged or condemned by public authority to an extent as to prevent further tenancy, then this Lease will terminate as of the date possession is given the public authority, and Landlord will not be obligated to Tenant for any difference between the fair rental value of the Premises and the rental which would have been paid during the remaining term of this Lease.

              B. If the Premises are partially taken, damaged or condemned by public authority, then the rental reserved will be adjusted so that Tenant will be required to pay for the remainder of the Lease Term that portion of the rent reserved in the proportion that the Building remaining after the taking, damaging or condemnation bears to the whole of the Building before the taking, damaging or condemnation, provided the remaining Premises are adequate for the efficient operation of the business of Tenant. If the remaining Premises are inadequate for the efficient operation of the business of Tenant, Tenant may terminate this Lease by giving Landlord thirty days' written notice of cancellation.

              C. All damages and payments resulting from the taking, damaging or condemnation of the Premises will accrue to and be paid to Landlord, and Tenant waives any right to any part, except Tenant retains the right to file a separate claim so long as the claim will not diminish or otherwise adversely affect the award of Landlord.

         15. Subordination. This Lease and all of the rights of Tenant are and will be subject and subordinate to the lien of any mortgage now placed on the Premises or any part of the Premises, or placed after the date of this Lease, and to any and all renewals, modifications, consolidations, replacements, extensions or substitutions of such mortgage. Tenant will execute any documents required to effectuate such subordination or to make this Lease subordinate to the lien of such a mortgage.

         16. Attornment. If the holder of a mortgage on the Premises succeeds to the rights of Landlord as provided in this Lease, whether through possession, foreclosure or delivery of a new lease or deed, Tenant, upon the request of the successor Landlord, will attorn to and recognize such successor Landlord as Tenant's Landlord as provided in this Lease, and will promptly execute and deliver any instrument that the successor Landlord may request to further attest the attornment. Tenant irrevocably appoints Landlord the attorney-in-fact of Tenant to execute and deliver fine instrument on behalf of Tenant, if Tenant refuses or fails to do so promptly after request. Upon the attornment this Lease will continue in full force and effect as, or as if the Lease were, a direct lease between the successor Landlord and Tenant upon all of the terms provided in this Lease.

         17. Estoppel Certificates. Upon the request of e .he landlord or Tenant, at any time, and from time to time, Landlord and Tenant will execute and deliver to the other, within ten days after such request, a written instrument, duly executed:



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              A. certifying that this Lease has not been modified and is in full force and effect or if a modification of this Lease has occurred, that this Lease is in full force and effect as modified, stating the modification;

              B. specifying the dates to which the rent and other payments due as provided in this Lease have been paid;

              C. stating whether, to the knowledge of the party executing the instrument, the other party is in default and, if the party is in default, stating the nature of the default;

              D. stating the Beginning Date and the End Date of this Lease.

         18. Sale of Premises by Landlord. Except in the case of the sale of all or a portion of the Premises to the City of Rio Rancho, New Mexico in connection with an industrial revenue bond transaction, as described below, if the Premises are sold by Landlord, Landlord will be entirely freed and relieved of all liability as provided in any and all of the obligations of Landlord as provided in this Lease arising out of any act, occurrence or omission occurring after the closing of the sale, and the purchaser of the Premises will be deemed, without any further agreement between the parties or their successors-in-interest or between the parties and the purchaser, to have assumed and agreed to carry out any and all of the obligations of Landlord as provided in this Lease.

         19. Lease Assignment or Subletting. Tenant may not assign this Lease or sublet all or any part of the Premises upon first obtaining the prior written consent of Landlord. Tenant will not change or allow a change in the ownership of the business in order to avoid this term, and will, at the request of Landlord, provide whatever documentation is necessary to establish that Tenant is in compliance with this term. If Landlord allows Tenant to assign or sublet all or any part of the Premises, then Landlord may, at the sole option of Landlord, collect directly from the assignee or subtenant all rents against any sums due by Tenant, and no such collection will be construed to constitute a novation or release of Tenant from the further performance of the obligations of Tenant pursuant to this Lease. Otherwise, assignor or sublessor shall collect rent on behalf of Landlord and immediately pay such rent to Landlord. The assignor or sublessor may collect rent in the excess of the existing rates of the Lease provided that any and all excess sums received by assignor or sublessor must be immediately paid to Landlord. Upon an assignment of this Lease or sublease of any or ail of the Premises, Landlord, in its sole discretion, may terminate this Lease as it relates to such portion of the Premises assigned or sublet and enter into a new agreement directly with the assignee or sublessee.

         20. Quiet Enjoyment. Landlord warrants that Landlord has full right to execute and to perform this Lease and that Tenant, upon payment of the required rents and performing this Lease, will peaceably and quietly have, hold and enjoy the Premises during the Lease Term as well as any extension or renewal of this Lease. However, Tenant accepts this Lease subject and subordinate to any present or future mortgage or other lien against the Premises or Building.



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         21.  Default. The occurrence of any of the following- will constitute an "Event of Default":

              A. Tenant fails to pay the Annual Rent or any other monetary obligation when due, if the failure continues for three days after written notice of such failure has been given to Tenant.

              B. Tenant abandons or vacates the Premises. Failure to occupy and operate the Premises for ten consecutive days will be deemed an abandonment and vacation.

              C. Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, commences a voluntary bankruptcy proceeding or fails to have an involuntary bankruptcy proceeding against it dismissed or stayed within sixty days after commencement.

              D. A writ of attachment or execution is levied on this Lease which is not removed within ten days;

              E. A receiver is appointed with authority to take possession of the Premises and, if the receiver is not appointed with the consent or acquiescence of Tenant, the receiver is not removed within sixty days.

              F. Tenant dissolves, merges, consolidates or otherwise reorganizes or a controlling percentage of the capital stock of Tenant or assets of Tenant having a value of more than half of the value of the total assets of Tenant is sold. The phrase "controlling percentage" means the ownership of and the right to vote stock possessing at least fifty percent of the total combined voting power of all classes of the capital stock of Tenant issued, outstanding and entitled to vote for the election of directors.

              G. Tenant assigns this Lease or sublets all or any portion of the Premises without obtaining the prior written consent of Landlord.

              H. Tenant makes (or has made) or furnishes (or has furnished) any warranty, representation or statement to Landlord in connection with this Lease (or any assignment of this Lease or of all or any part of the Premises) or any other agreement to which Landlord and Tenant are parties, which is or was false or misleading in any material respect when made or furnished.

              I. Tenant fails to Perform any other term of this Lease if the failure to perform is not cured within thirty days after written notice of such failure has been given to Tenant; provided that, if the failure cannot reasonably be cure within thirty days, the failure will not constitute an Event of Default if Tenant begins to cu e the default within the thirty day period and diligently and in good faith continues to cure the default.



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     22.  Landlord's Remedies.

          A. All rights and remedies of Landlord will be construed as cumulative and no one of them is exclusive of any other right or remedy. The rights and remedies of Landlord will be continuing rights, none of which will be exhausted by being exercised on one or more occasions. Landlord will be entitled to an injunction in proper cases to enforce any part of this Lease or to prevent or stop any violation or default on the part of Tenant. A waiver by Landlord of any default, breach or failure of Tenant will not be construed as a continuing waiver or as a waiver of any subsequent default, breach or failure. Whenever in this Lease Landlord reserves or is given the right and power to give or withhold the consent of Landlord to any action on the part of Tenant, the right and power will not be exhausted by the exercise of the right and power on one or more occasions, but will be a continuing right and power for the Lease Term and any extension or renewal of this Lease.

          B. The acceptance of any sums of money from Tenant after default in any rental payment will be taken to be a payment on account by Tenant and will not constitute a waiver by Landlord of any of the rights of Landlord, nor will acceptance reinstate this Lease or, in and of itself, cure a default on the part of Tenant.

          C. After the occurrence and during the continuance of an Event of Default, Landlord will have all rights and remedies provided by law including, but not limited to, the following:

               (1) Landlord may continue this Lease in 'full force and effect, with or without terminating the right of Tenant to possession, and will have the right to collect rent when due Landlord may enter the Promises and refer the Premises, or any part of the Premises, to third parties for the account of Tenant. Tenant will be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, broker's commissions, costs of remodeling the Premises required by the reletting and like costs. Reletting can be for a period shorter or longer than the remainder of the Lease Term. Tenant will pay to Landlord the rent due as provided in this Lease on the dates the rent is due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this paragraph will terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. If Landlord elects to relet the Premises as provided in this Lease, rent that Landlord receives from reletting will be applied to the payment of:

     First, any indebtedness from Tenant to Landlord other than rent due from Tenant;

     Second, all costs incurred by Landlord in reletting;

     Third, rent due and unpaid as provided in this Lease. After deducting the payments referred to in this paragraph, any sum remaining from the rent Landlord receives from reletting will be held by Landlord and applied in payment of future rent as rent becomes due as provided in this Lease.

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Tenant will never be entitled to any excess rent received by Landlord. If, on the date rent is due as provided in this Lease, the rent received from the reletting is less than the rent due on that date, Tenant will pay to Landlord the remaining rent due.

     Landlord will be deemed to have used reasonable efforts to relet the Premises I' Landlord leases the whole or any part of the Premises, separately or with other property, for any period equal to or less than, or extending beyond, the remainder of the Lease Term, for any sum, or to a person or for a use Landlord deems reasonably satisfactory or appropriate. The failure or refusal of Landlord to lease to a person or for a use Landlord deems objectionable is not a failure to use reasonable efforts.

               (2) Landlord may terminate this Lease and the right of Tenant to possession.

     Upon termination of this Lease or the right of Tenant to Possession, Tenant will surrender possession and vacate the Premises and deliver possession to Landlord, and Tenant grants to Landlord full and free license to enter into and upon the Premises in such event, with or without process of law, to repossess the Premises and to excel or remove Tenant and any others who may be occupying or be within the Premises, and to remove any and all property using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer and without relinquishing the rights of Landlord to rent or any other right given to Landlord.

     Any and all property which may be removed from the Premises by Landlord, to which Tenant is or may be entitled, may be handled, removed and stored by Landlord (as the agent of Tenant) at the risk and cost of Tenant. Tenant will immediately pay to Landlord, upon demand, any and all reasonable costs incurred in the removal and all reasonable storage charges against the property as long as the property is in the possession or control of Landlord. Any property of Tenant not removed from the Premises or retaken from storage by Tenant within ten days after the end or termination of this Lease, will be conclusively deemed to have been forever abandoned by Tenant.

               (3) Landlord may sue for any payments at any time after default, whether this Lease is terminated or whether the right of Tenant to possession is terminated.

     23. Landlord's Right to Cure Tenant's Default. All obligations and agreements to be performed by Tenant as provided in this Lease will be performed by Tenant at the sole cost of Tenant and without any abatement of rent. If Tenant fails to pay any sum of money, other than rent, required to be paid by Tenant or fails to perform any other act on the part of Tenant to be performed, and the failure continues for three days after notice by Landlord, Landlord may, but will not be obligated, without waiving or releasing Tenant from any of the obligations of Tenant, to make the payment or perform the act on behalf of Tenant.

     24. Implied Surrender. No act or thing done by Landlord or the agents of Landlord during the Lease Term or any extension or renewal of this Lease, will be deemed an

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acceptance of a surrender of the Premises, and no agreement to accept the surrender will be valid unless in writing signed by Landlord or the designated representative of Landlord. The delivery of keys to an employee of Landlord, or of any agents of Landlord, will not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant, or receipt by Landlord, of a lesser amount than the Quarterly Installments of rent as provided in this Lease, will be deemed to be other than on account of the earliest stipulated rent, nor will any endorsement or statement on any check or any letter accompanying any check, or payment as rent, be deemed an accord and satisfaction, and Landlord may accept the check or payment without prejudice to the right of Landlord to recover the balance of the rent or pursue any other right or remedy available to Landlord.

               25. Late Charge. Tenant acknowledges that late payment by Tenant to Landlord of rent or other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be extremely difficult and impractical to ascertain. Such costs include, but are nor limited to, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage covering the Premises. If Tenant fails to pay any sum due after such amount is due, Tenant will, upon being billed, pay to Landlord as additional rent, a late charge equal to four percent of the amount overdue.

               26. Landlord's Lien and Uniform Commercial Code. As security for the payment of rent, damages and all other payments required to be made by this Lease by Tenant, Tenant grants to Landlord a lien upon all goods, wares, equipment, furniture of Tenant now located upon the Premises or located upon the Premises aster the date of this Lease. If Tenant abandons or vacates any substantial portion of the Premises or is in default of the payment of any rentals, damage or other payments required to be made by this Lease, Landlord may enter upon the Premises, by force if necessary, and take possession of all or part of the items, and may sell all or part of the items at public or Private sale, in one or successive sales, with or without notice, to the highest bidder for cash and on behalf of Tenant, sell and convey all or part to the bidder, delivering to the bidder all of the title and interest of Tenant in the items sold to the bidder. The proceeds of the sale will be applied by Landlord toward the cost of the sale and then toward the payment of all sums then due by Tenant to Landlord as provided in this Lease. The statutory lien of Landlord for rent is not waived. The express contractual lien granted in this Lease is in addition to the statutory lien. This Lease is intended as, and constitutes a security agreement within the meaning of the New Mexico Uniform Commercial Code and, Landlord, in addition to the rights of Landlord as provided in this Lease, will have all of the rights, titles, liens and interests in the property of Tenant now or subsequently located upon the Premises which are granted a secured party, as that term is defined under the New Mexico Uniform Commercial Code, to secure the payment to Landlord of the various amounts provided in this Lease and in compliance with this Lease.

               27. Costs and Lawyer's Fees. If by reason of any default on the part of Tenant Landlord needs to employ a lawyer or if Landlord brings suit to recover any rent due, or for breach of any term of this Lease or to recover possession of the premises, or if Tenant brings any action and does nor prevail, then Tenant will pay Landlord, the reasonable actual lawyers' fees and expenses of Landlord and all costs spent or incurred by Landlord in connection with the default or action.

     28. Brokerage Commissions. Landlord and Tenant each warrant to the other that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease, and each will indemnify the other and hold the other from any and all costs or liabilities for commissions or other compensation or charges claimed by or awarded to any broker or agent with respect to this Lease as a result of any action or omission by the indemnifying party.

     29. Holding Over. No holding over by Tenant after the end or termination of this Lease, whether with or without the consent of Landlord, will operate to extend or renew this Lease. Any holding over will be construed as a tenancy from month-to-month at the rental fixed by Landlord at the time when the holding over begins. The tenancy will be subject to all the other terms provided in this Lease.

     30. Recording. Except for recording a memorandum a, this Lease, Tenant will not do any act which may encumber the interest or title of Landlord or the assignees of Landlord in and to the Premises.

     31. Notices. All notices, demands or other communications to be given by one party to the other party under this Lease will be given in writing, mailed or delivered to the relevant party at its address below its signature below or to such other address as such party may from time to time specify by notice to the other. Mailed notices will be sent by registered or certified mail, postage prepaid, return receipt requested.

     32. IRB Transaction. Landlord may convey all or a part of the Premises to the City of Rio Rancho, New Mexico (the "City") and lease the portion of the Premises so conveyed from the City under a lease (the "IRE Lease") between the City and Landlord in connection with the issuance by the City of an industrial revenue bond for the benefit of Landlord. In that event, this Lease will be deemed to be a sublease as to the portion of the Premises conveyed to the City for the duration of the IRB Lease and Tenant will take no action that would result in a violation of the IRB Lease, but, otherwise, this Lease will remain unchanged and in full force and effect.

     33. Limitation on Indemnities. To the extent, if at all, Section 56-7-1 MESA 1978 is applicable to this Lease, no indemnity obligation provided in this Lease will extend to liability, claims, damages, losses or expenses, including attorney fees, relating to the construction, installation, alteration, modification, repair, maintenance, servicing, demolition, excavation, drilling, reworking, grading, paving, clearing, site preparation or development of any real property or of any improvement on, above or under real property and arising out of (1) the preparation of approval of maps, drawings, opinions, reports, surveys, change orders, designs or specifications by the indemnitee, or the agents or employees of the indemnitee, or (2) the giving of or the failure to give directions or instructions by the indemnitee, or the agents or employees of the indemnitee where the giving or failure to give directions or instructions is the primary cause of bodily injury to persons or damage to property.

     34. Binding Effect. This Lease binds and inures to the benefit of the parties and their respective successors and assigns.

     35. Separability. The invalidity or unenforceability or any particular term or this Lease will not affect any other terms of this Lease, and this Lease will be construed in all respects as if the invalid or unenforceable terms were omitted.

     36. Entire Agreement. This Lease incorporates all of the agreements between Landlord and Tenant, and all the agreements have been merged into this Lease. No prior agreement or understanding, verbal or otherwise, of Landlord or Tenant or their agents will be valid or enforceable unless provided in this Lease.

     37. Amendments. This Lease may not be amended or modified nor may the performance of any party under this Lease be waived except in a written instrument duly executed by the party against whom enforcement of such amendment, modification or waiver is sought.

     38. Headings. The section headings in this Lease are not a part of this Lease and will have no effect upon the construction or interpretation of any part of this Lease.

     39. Time. Time is of the essence of this Lease and each and all of the provisions of this Lease in which performance is a factor.

     40. Governing Law. This Lease is governed by and is to be construed in accordance with the law of New Mexico applicable to agreements made and to be performed in New Mexico.

     41. Consents. Except as specifically provided to the contrary in this Lease, wherever consent is required, the consent will not be unreasonably withheld, delayed or deferred.

     42. Execution in Counterparts. This Lease may be executed in any number of counterparts, each of which will be deemed an original, but all of which together- will constitute one and the same instrument. Any party may execute this Lease by executing any such counterpart.

     43. Terms Are Covenants and Conditions. All terms of this Lease, whether covenants or conditions, on the part of Tenant will be deemed to be both covenants and conditions.

          DATED:  August 11, 1995.

FULCRUM PROPERTIES L.P.                           FULCRUM DIRECT, INC.

By:   FULCRUM CAPITAL L.P., its general
      partner                                     By:___________________________

      By:     SAB, INC., its general partner      Its:__________________________

                                                  Address:
By:____________________________
         Scott A. Budoff                          1501 Twelfth Street, N.W.
      Chairman & President                        Albuquerque, NM 87104


Address:

1501 Twelfth Street, N.W.
Albuquerque, NM 87104